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                                                                   EXHIBIT 10.61

                           PURCHASE AND SALE AGREEMENT


                                 BY AND BETWEEN

                       SPAULDING AND SLYE HAYDEN WOODS LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                                    AS SELLER

                                       AND


                          CUBIST PHARMACEUTICALS, INC.
                             A DELAWARE CORPORATION

                                  AS PURCHASER


                               DATE: JULY 28, 2000


                                65 HAYDEN AVENUE,
                            LEXINGTON, MASSACHUSETTS

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                                TABLE OF CONTENTS
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
1.   PURCHASE AND SALE OF PROPERTY...............................................6
         1.1.   PURCHASE AND SALE................................................6
         1.2.   PROPERTY TRANSFERRED.............................................6

2.   PURCHASE PRICE, DEPOSIT AND MANNER OF PAYMENT...............................7
         2.1.   PURCHASE PRICE...................................................7
         2.2.   UNPAID TAXES AND CHARGES.........................................8
         2.3.   SATISFACTION OF LIENS AND ENCUMBRANCES...........................8
         2.4.   INTEREST ON DEPOSIT..............................................9

3.   COSTS AND ADJUSTMENTS AT CLOSING............................................9
         3.1.   ADJUSTMENTS......................................................9
         3.2.   SELLER'S COSTS...................................................9
         3.3.   ADJUSTMENTS.....................................................10
         3.4.   IN GENERAL; PRORATION STATEMENT.................................11
         3.5.   PURPOSE AND INTENT..............................................11
         3.6.   TAX REFUNDS.....................................................11
         3.7.   APPORTIONMENT OF TAXES..........................................12
         3.8.   UTILITY READINGS................................................12
         3.9.   SURVIVAL........................................................12

4.   PURCHASER'S DUE DILIGENCE/CONDITION OF THE
PROPERTY........................................................................12
         4.1.   DUE DILIGENCE EXAMINATIONS......................................12
         4.2.   EXTENSION.......................................................13
         4.3.   RESTORATION.....................................................13
         4.4.   DISCLOSURES.....................................................13
         4.5.   RETURN OF DUE DILIGENCE MATERIALS...............................14
         4.6.   PURCHASER'S TERMINATION RIGHT...................................14
         4.7.   AS IS SALE......................................................15
         4.8.   RELEASE.........................................................15
         4.9.   SCHEDULES AND EXHIBITS..........................................16

5.   TITLE MATTERS..............................................................16
         5.1.   PERMITTED EXCEPTIONS............................................16
         5.2.   PRELIMINARY TITLE REPORT........................................17
         5.3.   TITLE OBJECTIONS; TITLE DEFECT NOTICE...........................17
         5.4.   REMOVAL OF TITLE OBJECTIONS.....................................18

6.   CLOSING AND CLOSING CONDITIONS.............................................19
         6.1.   CLOSING.........................................................19

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
         6.2.   PURCHASER'S CLOSING CONDITIONS..................................19
         6.3.   SELLER'S CONDITIONS PRECEDENT...................................21
         6.4.   ADDITIONAL PURCHASER CONDITIONS PRECEDENT.......................22
         6.5.   ADDITIONAL SELLER CONDITIONS PRECEDENT..........................24
         6.6.   GRACE AND CURE PERIODS..........................................25

7.   REPRESENTATIONS AND WARRANTIES.............................................25
         7.1.   PURCHASER'S REPRESENTATIONS AND WARRANTIES......................25
         7.2.   SELLER'S REPRESENTATIONS AND WARRANTIES.........................27
         7.3.   SELLER'S KNOWLEDGE..............................................29
         7.4.   SURVIVAL........................................................30
         7.5.   UNTRUE REPRESENTATION OR WARRANTY...............................30
         7.6.   SURVIVAL PERIOD.................................................31
         7.7.   MATERIAL MISREPRESENTATIONS.....................................31

8.   PURCHASER'S COVENANTS......................................................31
         8.1.   CONFIDENTIALITY.................................................31
         8.2.   NON-RELIANCE ON REPRESENTATIONS AND WARRANTIES..................33
         8.3.   PURCHASER INDEMNITY.............................................33
         8.4.   SURVIVAL........................................................34

9.   SELLER'S COVENANTS.........................................................34
         9.1.   SELLER'S OPERATION OF PROPERTY..................................34
         9.2.   ACCESS..........................................................34
         9.3.   NO MARKETING....................................................34

10.  COVENANTS OF SELLER AND PURCHASER..........................................34
         10.1.   PRESS RELEASES.................................................34
         10.2.   BROKERS........................................................35
         10.3.   ACCESS TO RECORDS..............................................35
         10.4.   NON-COMPLIANCE.................................................36
         10.5.   SURVIVAL.......................................................36

11.  FAILURE OF PERFORMANCE.....................................................36
         11.1.   PURCHASER DEFAULT..............................................36
         11.2.   SELLER DEFAULT.................................................37

12.  CONDEMNATION/CASUALTY......................................................37
         12.1.   CONDEMNATION...................................................37
         12.2.   CONDEMNATION AWARD.............................................38
         12.3.   CASUALTY.......................................................38
         12.4.   UNINSURED CASUALTY.............................................39
         12.5.   SELLER INSURANCE...............................................39
         12.6.   RETURN OF DEPOSIT..............................................39
         12.7.   PRIMACY OF AGREEMENT...........................................40

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
13.  SELLER'S AND PURCHASER'S ACTIONS PRIOR TO THE CLOSING .....................40
         13.1.   NEW AGREEMENTS.................................................40

14.   NEW LEASES................................................................40
         14.1.   EXECUTION OF NEW LEASES........................................40
         14.2.   AMENDMENT......................................................40

15.  NOTICES....................................................................40

16.  TIME OF THE ESSENCE........................................................42

17.  SUCCESSORS AND ASSIGNS.....................................................42

18.   MISCELLANEOUS PROVISIONS..................................................42
         18.1.   MERGER.........................................................42
         18.2.   ENTIRE AGREEMENT; WAIVER.......................................42
         18.3.   GOVERNING LAW..................................................43
         18.4.   CAPTIONS.......................................................43
         18.5.   SUCCESSORS AND ASSIGNS.........................................43
         18.6.   SEVERANCE......................................................43
         18.7.   COUNTERPARTS...................................................43
         18.8.   NO RECORDING...................................................43
         18.9.   ADDITIONAL DOCUMENTS...........................................43
         18.10.  INTERPRETATION.................................................43
         18.11.  WAIVER OF JURY TRIAL...........................................44

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@@
  EXHIBITS

Exhibit A        Legal Description of the Land
Exhibit B        Schedule of Leases, Subleases, Licenses and Occupancy Agreements Relating to the Real Property
Exhibit C        Permit Rights Respecting the Real Property
Exhibit D        Owned Equipment, Equipment Leases and Laboratory Fixtures and Equipment Included in Sale
Exhibit E        Service Contracts for the Real Property
Exhibit F        Form of Escrow Agreement
Exhibit G        Form of Deed
Exhibit H        Form of Bill of Sale
Exhibit I        Form of Assignment and Assumption Agreement
Exhibit J        Certificate of Non-Foreign Status
Exhibit K        Form of Seller's Closing Certificate
Exhibit L        Form of Purchaser's Closing Certificate
Exhibit M        Initial Space Lease Termination Area
Exhibit N        Violations of Laws
Exhibit O        Environmental Reports
Exhibit P        Termination Agreement
Exhibit Q        Existing Insurance

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                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT"), made as of the 28th day of July, 2000, by and between SPAULDING AND SLYE HAYDEN WOODS LLC, a Delaware limited liability company, having an office at c/o Spaulding and Slye Company, 255 State Street, Boston, Massachusetts 02109 ("SELLER"), and CUBIST PHARMACEUTICALS, INC., a Delaware corporation, having an office at 24 Emily Street, Cambridge, Massachusetts 02139 ("PURCHASER").

                                    RECITALS

     Seller owns the land, and the buildings, structures and other improvements situated thereon (collectively, the "IMPROVEMENTS"), more particularly described on EXHIBIT A attached hereto and made a part hereof, known as and by the street number 65 Hayden Avenue, Lexington, Middlesex County, Massachusetts (the "REAL PROPERTY") comprising approximately 11.564 acres of land together with appurtenant rights and easements. Seller desires to sell, transfer and convey the Real Property, and Purchaser desires to purchase and acquire the Real Property, upon and subject to the terms, covenants and conditions of this Agreement.

                                   WITNESSETH:

     In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby separately acknowledged, and in reliance on all of the representations, warranties and covenants made by each of the parties hereto, Seller and Purchaser do hereby agree as follows:

                                   DEFINITIONS

     The following terms as used in this Agreement will have the meanings attributed to such terms as set forth below unless the context clearly requires another meaning. The terms set forth below do not necessarily constitute all defined terms set forth in this Agreement; such other defined terms shall have the meanings ascribed to such terms elsewhere in this Agreement.

     "ADDITIONAL DEPOSIT" shall have the meaning specified in SECTION 2.1.2 of this Agreement.

     "ADJUSTMENT DATE" shall have the meaning specified in SECTION 3.3 of this Agreement.

     "AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under control with, such Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting

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interest of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or (iv) any officer, director, general partner, member or trustee of such Person or of any such Person referred to in (i), (ii) and (iii) above.

     "AGREEMENT" means this Purchase and Sale Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with terms hereof.

     "BILL OF SALE" shall have the meaning specified in SECTION 6.2.2 of this Agreement.

     "BROKER" shall have the meaning specified in SECTION 10.2 of this Agreement.

     "BUSINESS DAY" means any day except Saturday, Sunday and any day that shall be a legal holiday or a day on which banking institutions in the Commonwealth of Massachusetts generally are authorized or required by Law or other government actions to close.

     "CLOSING" shall have the meaning specified in SECTION 6.1 of this Agreement.

     "CLOSING DATE" shall have the meaning specified in SECTION 6.1 of this Agreement.

     "CLOSING TITLE DEFECT NOTICE" shall have the meaning specified in
SECTION 5.3.

     "DEED" shall have the meaning specified in SECTION 6.2.1 of this Agreement.

     "DEPOSIT" shall have the meaning specified in SECTION 2.1.3 of this Agreement.

     "DUE DILIGENCE" shall have the meaning specified in SECTION 4.1 of this Agreement.

     "DUE DILIGENCE EXPIRATION DATE" shall have the meaning specified in SECTION
4.6 of this Agreement.

     "ELECTION NOTICE" shall have the meaning specified in SECTION 12.3 of this Agreement.

     "EQUIPMENT" shall have the meaning specified in SECTION 1.2.5 of this Agreement.

     "EQUIPMENT LEASES" shall have the meaning specified in SECTION 1.2.6 of this Agreement.

     "ESCROW AGENT" shall mean First American Title Insurance Company.

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     "ESCROW AGREEMENT" shall have the meaning specified in SECTION 2.1.3 of this Agreement.

     "EXTENSION NOTICE" shall have the meaning specified in SECTION 4.2 of this Agreement.

     "GOVERNMENTAL ENTITY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "HAZARDOUS MATERIALS" means any substance, chemical, waste or material that is or becomes regulated by any federal, state or local Governmental Entity because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, petroleum or any refined petroleum product.

     "IMPROVEMENTS" shall have the meaning specified in the Recitals of this Agreement.

     "INITIAL DEPOSIT" shall have the meaning specified in SECTION 2.1.1 of this Agreement.

     "INITIAL SPACE LEASE TERMINATION AREA" shall have the meaning set forth in
SECTION 6.4.5.

     "LAW" means any present or future constitutional provision, federal, state or local law, statute, ordinance, law, rule, regulation and any Order of any Governmental Entity.

     "MATERIAL MISREPRESENTATIONS" shall have the meaning specified in SECTION
7.7 of this Agreement.

     "MONETARY ENCUMBRANCE" shall have the meaning specified in SECTION 5.2 of this Agreement.

     "NEW LEASE" shall have the meaning specified in SECTION 14.1 of this Agreement.

     "ORDER" means any decree, injunction, judgment, order, ruling, assessment or writ, including, without limitation, any executive mandate of any Governmental Entity.

     "PERMIT RIGHTS" shall have the meaning specified in SECTION 1.2.3 of this Agreement.

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     "PERMITTED EXCEPTIONS" shall have the meaning specified in SECTION 5.1 of this Agreement.

     "PERSON" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "PERSONAL PROPERTY" has the meaning specified in SECTION 1.2 of this Agreement.

     "PRELIMINARY TITLE DEFECT NOTICE" shall have the meaning specified in
SECTION 5.3.

     "PRELIMINARY TITLE REPORT" shall have the meaning specified in SECTION 5.2 of this Agreement.

     "PRESS RELEASE" shall have the meaning specified in SECTION 10.1 of this Agreement.

     "PROPERTY" shall have the meaning specified in SECTION 1.2 of this Agreement.

     "PURCHASE PRICE" shall have the meaning specified in SECTION 2.1 of this Agreement.

     "PURCHASER" shall have the meaning specified in the introduction of this Agreement.

     "PURCHASER PARTIES" shall have the meaning specified in SECTION 8.1.1 of this Agreement.

     "PURCHASER'S DOCUMENTS" shall mean this Agreement together with the assumptions and other documents contemplated by this Agreement to be executed and performed by Purchaser at or prior to the Closing.

     "PURCHASER'S REPRESENTATIVES" shall have the meaning specified in SECTION
4.1 of this Agreement.

     "PURCHASER'S TERMINATION NOTICE" shall have the meaning specified in
SECTION 4.6 of this Agreement.

     "REAL PROPERTY" shall have the meaning specified in the Recitals of this Agreement.

     "REAL PROPERTY AGREEMENTS" shall have the meaning specified in SECTION
1.2.1 of this Agreement.

     "RECORDS" shall have the meaning specified in SECTION 1.2.4 of this Agreement.

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     "REMOVE", "REMOVED," OR "REMOVING" shall have the meaning specified in
SECTION 5.4 of this Agreement.

     "REPRESENTATION EXPIRATION DATE" shall have the meaning specified in
SECTION 7.6 of this Agreement.

     "SELLER" shall have the meaning specified in the introduction of this Agreement.

     "SELLER'S ACTUAL KNOWLEDGE" shall have the meaning specified in SECTION 7.3 of this Agreement.

     "SELLER'S DOCUMENTS" shall mean this Agreement and the assignments and other documents contemplated by this Agreement to be executed and performed by Seller at the Closing.

     "SELLER PARTIES" shall have the meaning specified in SECTION 8.3 of this Agreement.

     "SELLER'S REPRESENTATIVE" shall mean Peter A. Bailey.

     "SERVICE CONTRACTS" shall have the meaning specified in SECTION 1.2.6 of this Agreement.

     "SIGNIFICANT PORTION" shall have the meaning specified in SECTION 12.1 of this Agreement.

     "SPACE LEASE" shall mean that certain lease for the majority of the space in the main office building at the Real Property, which lease is described on EXHIBIT B attached hereto.

     "SURVEY" shall have the meaning specified in SECTION 5.1(b) of this Agreement.

     "TERMINATION AGREEMENT" shall have the meaning specified in SECTION 6.4.5.

     "TITLE COMPANY" shall mean First American Title Insurance Company.

     "TITLE DEFECT NOTICE" shall have the meaning specified in SECTION 5.3 of this Agreement.

     "TITLE OBJECTION" shall have the meaning specified in SECTION 5.3 of this Agreement.

     "TITLE STANDARDS" shall have the meaning specified in SECTION 5.3.

     "TRANSACTION DOCUMENTS" shall mean this Agreement, the Purchaser's Documents and the Seller's Documents.

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1. PURCHASE AND SALE OF PROPERTY

     1.1. PURCHASE AND SALE.

     Seller agrees to sell, transfer and convey to Purchaser, and Purchaser agrees to purchase and acquire from Seller, upon and subject to all of the terms and conditions of this Agreement, the Real Property, including all and any right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining the Real Property, to the center line thereof, and all strips and gores adjoining the Real Property or any part thereof.

     1.2. PROPERTY TRANSFERRED.

     There shall be included in the sale of the Real Property:

          1.2.1. All of Seller's right, title and interest, if any, in and to any easements, declarations or other title agreements or instruments affecting or in any way connected to, restricting or benefiting the Real Property (the "REAL PROPERTY AGREEMENTS");

          1.2.2. All of Seller's right, title and interest, in and to (a) all leases, subleases, tenancies, subtenancies and occupancies for any part of the Real Property set forth on EXHIBIT B, as attached hereto and made a part hereof, and (b) unapplied security deposits, if any, and accrued and undistributed interest thereon and advance rents in respect of any period subsequent to the Closing Date paid by the tenant thereunder (the "SECURITY DEPOSITS");

          1.2.3. All of Seller's right, title and interest, if any, in and to all certificates of occupancy and transferable licenses and permits for the use, operation and ownership of the Real Property as currently operated, including, without limitation, those set forth on EXHIBIT C attached hereto and made a part hereof (the "PERMIT RIGHTS");

          1.2.4. All of Seller's right, title and interest, if any, and to the extent assignable, in (i) all drawings, plans and specifications in Seller's possession or control substantially relating to the Real Property or any part thereof, (ii) all third party studies and reports located at and covering the Real Property or any part thereof, (iii) all guaranties, warranties, indemnifications, undertakings and other assurances relating to the Real Property or any part thereof (but specifically excluding any such rights to the extent they relate to
     (1) any property other than the Property, or (2) any periods of time or portions thereof occurring prior to the Closing, which rights Seller shall retain), (iv) all operating and maintenance files, any management files and any other

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     books, records and files (excluding appraisals, budgets, Seller's strategic plans for the Real Property, internal analyses, marketing information, submissions relating to Seller's obtaining entity authorization, attorney and accountant work product, or other information in the possession or control of Seller which Seller, acting reasonably, deems proprietary), which substantially relate to or are used in the ownership or operation of the Real Property and which are located at the situs of the Real Property or which are in the possession and control of Seller, subject, however, in all cases, to Seller's access rights as set forth in SECTION 10.3 below (all hereinafter collectively referred to as the "RECORDS").

          1.2.5. All of Seller's right, title and interest in and to the equipment and fixtures used exclusively in connection with the operation and maintenance of the Real Property, but excluding therefrom all of the personal property, equipment, computers, machinery and trade fixtures owned or leased (a) by the tenant under the Space Lease with the exception of all laboratory fixtures and equipment of said tenant contained in the largest building on the Real Property as of the date hereof and described on EXHIBIT D (collectively, the "LAB EQUIPMENT") , or (b) by any of the parties, other than Seller, to the Service Contracts (as defined in SECTION 1.2.6), but which shall include, without limitation, the items listed on EXHIBIT D attached hereto or equivalent replacements thereof except to the extent that such items are depleted in the ordinary course of Seller's operation of the Real Property (the "EQUIPMENT") as well as all equipment leases relating to the Property listed on EXHIBIT D hereto (the "EQUIPMENT LEASES").

          1.2.6. All of Seller's right, title and interest in and to the contracts and agreements of which Seller is a party relating to the maintenance or operation of the Real Property, which are in effect on the Closing Date and which are listed on EXHIBIT E attached hereto, to the extent transferable by their terms (the "SERVICE CONTRACTS").

     The Permit Rights, Records and Equipment are hereinafter collectively referred to as the "PERSONAL PROPERTY". The Real Property and the Personal Property are hereinafter collectively referred to as the "PROPERTY".

2. PURCHASE PRICE, DEPOSIT AND MANNER OF PAYMENT

     2.1. PURCHASE PRICE.

     The purchase price for the Property is Thirty-Four Million Dollars ($34,000,000) (the "PURCHASE PRICE"), payable as follows:

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          2.1.1. Within one (1) Business Day after the execution of this
     Agreement, Purchaser, by wire transfer in immediately available federal funds, shall deposit with the Escrow Agent, in an escrow account designated by the Escrow Agent, the sum of One Million Dollars ($1,000,000) (the "INITIAL DEPOSIT").

          2.1.2. Within one (1) Business Day after the date on which Purchaser delivers the Extension Notice to Seller, Purchaser, by wire transfer of immediately available federal funds, shall deposit with the Escrow Agent, in an escrow account designed by the Escrow Agent, the additional sum of Two Million Dollars ($2,000,000) (the "ADDITIONAL DEPOSIT").

          2.1.3. The Initial Deposit and the Additional Deposit shall be collectively referred to as the "DEPOSIT". The Deposit shall be held by the Escrow Agent in an interest bearing account in accordance with that certain Escrow Agreement of even date and execution herewith among Seller, Purchaser and the Escrow Agent (the "ESCROW AGREEMENT"), a copy of which is attached as EXHIBIT F to this Agreement. The Deposit shall be disbursed in accordance with the terms of this Agreement and the Escrow Agreement.

          2.1.4. At the Closing, the balance of the Purchase Price, plus or minus net adjustments and prorations provided for in ARTICLE 3 of this Agreement shall be payable by Purchaser by wire transfer (to an account designated in writing by Seller at or prior to the Closing) in immediately available federal funds.

     2.2. UNPAID TAXES AND CHARGES.

     The amount of any past due unpaid taxes, assessments, business improvement district charges, public assembly charges, water charges and sewer charges which Seller is obligated to pay and discharge, with the interest and penalties thereon to the Closing Date shall be credited to Purchaser out of the balance of the Purchase Price. The existence of any such taxes shall not be deemed objections to title if Seller shall comply with the foregoing requirements unless a taking for non-payment has been made.

     2.3. SATISFACTION OF LIENS AND ENCUMBRANCES.

     If on the Closing Date there are any other liens or encumbrances on the Property other than those to which Purchaser's title is to be subject hereunder, Seller may use any portion of the balance of the Purchase Price to satisfy the same, provided Seller shall simultaneously either (a) deliver to Purchaser at the Closing instruments in recordable form and sufficient to satisfy such liens and encumbrances of record, together with the cost of

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recording or filing said instruments, or (b) make arrangements with the
Title Company employed by Purchaser in advance of Closing, satisfactory to the Title Company, to allow the issuance of title insurance to Purchaser free of any such liens and encumbrances.

     2.4. INTEREST ON DEPOSIT.

     Whether or not the Closing shall occur hereunder, the party, whether Seller or Purchaser, entitled to receive the Deposit deposited with the Escrow Agent pursuant to SECTION 2.1. shall also be entitled to receive, and Escrow Agent shall deliver to such Person, all interest earned on such sums. The party receiving such sums and interest shall pay any income taxes on such interest. Each party's taxpayer identification number is set forth after the signature of such party at the end of this Agreement. Any such interest shall not be deemed to be a credit to Purchaser against the Purchase Price.

3. COSTS AND ADJUSTMENTS AT CLOSING

     3.1. ADJUSTMENTS. Purchaser will pay the following costs of closing this transaction:

          3.1.1. The fees and disbursements of its counsel, consultants, agents, contractors and advisors, if any;

          3.1.2. Recording fees to record and register the Deed and any other conveyance documents which are to be recorded to consummate the transaction set forth herein and the costs of municipal lien certificates and utility readings;

          3.1.3. One-half (1/2) of any escrow fees due to the Escrow Agent;

          3.1.4. The cost of preparing and issuing the Title Policy and any and all endorsements, issued in connection with this transaction, whether pursuant to the Preliminary Title Report or otherwise; and

          3.1.5. Any other expense(s) incurred by Purchaser or its consultants, agents, contractors and advisors in inspecting or evaluating the Property or closing this transaction or customarily paid by a purchaser of similar properties in the greater Boston area.

     3.2. SELLER'S COSTS.

     Seller will pay the following costs of closing this transaction:

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          3.2.1. The fees and disbursements of Seller's counsel;

          3.2.2. Recording fees to record and register any instruments necessary to remove title exceptions which are not Permitted
     Exceptions and documentary stamps;

          3.2.3. One-half (1/2) of any escrow fees due to the Escrow Agent;

          3.2.4. The Broker's fee to the extent any such fee is payable pursuant to any separate agreements between Seller and the Broker; and

          3.2.5. Any other expense(s) incurred by Seller or its consultants, agents, contractors and advisors in inspecting or evaluating the Property or closing this transaction or customarily paid by a seller of similar properties in the greater Boston area.

     3.3. ADJUSTMENTS.

     The following adjustments are to be made at the Closing as of 11:59 P.M. of the day immediately preceding the Closing Date (the "ADJUSTMENT DATE"):

          3.3.1. All current period's rents and other charges under the Space Lease and any New Leases.

          3.3.2. Prepaid and accrued items, such as fees for transferable licenses and permits, if any.

          3.3.3. Current charges and payments under the Service Contracts and Equipment Leases, if any.

          3.3.4. Water charges, sewer charges, gas, telephone, electricity and other utility services on the basis of the most recently issued bills therefor, in accordance with the provisions of SECTION 3.8, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings.

          3.3.5. Real estate taxes and assessments and excise taxes, for and on the basis of the fiscal year for which assessed, if assessed on or prior to the Closing Date subject, however, to the provisions of
     SECTION 3.6.

          3.3.6. Value of fuel, if any, stored on the Real Property, at Seller's cost, including any taxes, on the basis of a statement from Seller's supplier.

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          3.3.7. Personal property taxes on the Personal Property, if any, on the basis of the fiscal year for which assessed.

          3.3.8. To the extent transferred to Purchaser, transferable deposits with any utility companies or other Persons who supply goods or services in connection with the operation of the Real Property which will remain on deposit after the Closing.

          3.3.9. If, on the Closing Date, the Real Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, of which the first installment is then a charge or lien, or has been paid, then for the purposes of this Agreement all of the installments of any such assessments, including those which are to become due and payable after the Closing Date, shall be apportioned between the parties on the basis of amortizing the same on a straight-line basis over the term of such installments. This provision shall survive the Closing and delivery of the Deed to the Real Property.

     3.4. IN GENERAL; PRORATION STATEMENT.

     Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with Boston, Massachusetts custom. Not later than five (5) days prior to the Date of Closing Seller will give Purchaser a proposed proration statement (the "PRORATION STATEMENT") (which shall contain per diem amounts). Not later than two (2) days prior to the Date of Closing, Purchaser may deliver to Seller a written statement of objections to such Proration Statement with the reasons for such objections state in reasonable detail. Purchaser and Seller shall then work together in good faith to finalize the Proration Statement prior to Closing.

     3.5. PURPOSE AND INTENT.

     Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this Section 3 and elsewhere in this Agreement is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing and Purchaser shall bear all such expenses and receive all such income accruing thereafter; PROVIDED, however, that if Seller does not receive the Purchase Price in immediately-available funds by 2:00 p.m. local Boston time on the Date of Closing, all adjustments and prorations shall be made as of midnight on the day before the day on which Seller receives the Purchase Price (provided that said receipt occurs on or before 2:00 p.m. on said day). Funds received after

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2:00 p.m. on any day shall be deemed received before 2:00 p.m. on the following
Business Day.

     3.6. TAX REFUNDS.

     Purchaser hereby assigns to Seller all rights which it would otherwise have, if any, for a tax saving or refund for all real estate and other taxes due with respect to the Property for all tax years or portions thereof prior to the Closing Date and hereby authorizes Seller to commence or continue whatever actions or proceedings Seller may deem advisable in order to effect any such saving or refund, in the name of Seller; PROVIDED, HOWEVER, that all costs and expenses in respect to the prosecution of any such claim, action or proceeding by Seller shall be borne entirely by Seller; PROVIDED FURTHER, HOWEVER, that Seller shall not take any action in connection with any such claim, action or proceeding which shall adversely affect Purchaser's claim for a tax savings or refund for the portion of the tax year subsequent to the Closing and for tax years subsequent to the tax year in which the Closing shall occur. Seller and Purchaser shall not withdraw, compromise or settle any such proceedings for the tax year in which the Closing shall occur without the prior written consent of the other, which consent Seller and Purchaser agree shall not be unreasonably withheld or delayed. All tax savings which Purchaser may recover for the tax year in which the Closing shall occur shall, after deducting all reasonable costs and expenses in obtaining such savings (including, without limitation, attorneys' fees), be apportioned between Seller and Purchaser, and Purchaser shall promptly pay to Seller the Seller's allocable share of the balance for the period prior to the Closing Date. Each of Seller and Purchaser further agree to execute any and all further instruments and documents which Purchaser or Seller, in its reasonable discretion, may deem necessary in order to effect the provisions of this SECTION 3.6. The provisions of this SECTION 3.6 shall survive the Closing and delivery of the Deed to the Real Property.

     3.7. APPORTIONMENT OF TAXES.

     If the closing of the title shall occur before the tax rate is fixed, the apportionment of taxes shall be upon the basis of the taxes actually billed, but when the final tax rate is determined, there shall be a ratable adjustment on a per diem basis between Seller and Purchaser if final taxes vary from such billed taxes, with such adjustment to be completed within ten (10) Business Days after either party has informed the other that adjustment is necessary. The provisions of this SECTION 3.7 shall survive the Closing and delivery of the Deed to the Real Property.

     3.8. UTILITY READINGS.

     As to charges for water, electricity, gas and other utilities for the Property, Seller shall endeavor to furnish a current meter reading at the Closing, which readings shall have been made not earlier than two (2) Business Days prior to the time herein set for Closing, and Seller shall pay the charges therefor to such date. In the event that such a meter reading cannot be obtained, Seller shall furnish a reading to a date not more than thirty (30) days prior to the time herein set for Closing, and the unfixed meter charge based thereon for the intervening time shall be apportioned on the basis of such last reading; in such event the parties agree to notify the utility company to read the meters as soon as possible after Closing and to render a final bill to Seller. The final bill shall be apportioned as of the Closing Date. The provisions of this SECTION 3.8 shall survive the Closing and delivery of the Deed to the Real Property.

     3.9. SURVIVAL.

     The provisions of this Article 3 which require any act to be performed after the Closing shall survive the Closing.

4. PURCHASER'S DUE DILIGENCE/CONDITION OF THE PROPERTY

     4.1. DUE DILIGENCE EXAMINATIONS.

     Subject to the provisions of this Agreement, Purchaser, its employees, agents, contractors, consultants, attorneys and other authorized representatives (collectively, "PURCHASER'S REPRESENTATIVES") shall have the right to conduct or cause to be conducted, at Purchaser's sole cost and expense, such examinations, inspections, testing, studies and/or investigation (herein collectively called the "DUE DILIGENCE") of the Property and information regarding the Property, as Purchaser deems necessary or desirable. Purchaser and Purchaser's Representatives shall be allowed access to the Real Property for the purpose of making all inspections and tests it deems necessary in the conduct of its Due Diligence, provided that Purchaser has given notice to Seller's Representative of its intent to make such entry and, with respect to the performance of any environmental tests or studies of the Real Property involving sampling, testing or analyzing samples of air, water or soil:

          (a) Purchaser shall first notify Seller's Representative at least one (1) Business Day in advance as to the (i) identity of the Persons who shall perform such tests or studies, and (ii) the proposed scope of such tests and studies; within one (1) Business Day of receipt of Purchaser's notice Seller shall notify Purchaser of its approval or of any requested changes to the scope of work; failure to give notice within such one (1) Business Day period shall be deemed to constitute approval; and

          (b) Purchaser shall not perform any environmental tests or studies of the Real Property which exceed the scope of the work as so approved by Seller.

     4.2. EXTENSION.

     Notwithstanding any other provision set forth herein Purchaser shall have the right, exercisable in its sole discretion at any time on or prior to the Due Diligence Expiration Date by delivery of written notice to Seller (the "EXTENSION NOTICE"), to extend the Closing Date until September 8, 2000, PROVIDED that the Extension Notice shall be deemed valid only if Purchaser wires to Seller the Additional Deposit in accordance with SECTION
2.1.2 within one (1) Business Day of the date on which the Extension Notice is delivered to Seller.

     4.3. RESTORATION.

     Purchaser shall, immediately after the conclusion of each portion of Purchaser's testing, restore the Real Property at its sole cost to its pre-existing condition, including replacing paving and landscaping. The foregoing restoration obligation of Purchaser contained in this SECTION 4.3 shall survive any termination of this Agreement.

     4.4. DISCLOSURES.

     In the event the need arises to notify under applicable Law any federal, state or local public agencies of any environmental conditions at the Real Property, as a result of Purchaser's Due Diligence investigations, Purchaser shall immediately notify Seller and agrees that Seller, and not Purchaser or Purchaser's Representatives, shall make such disclosure as Seller deems appropriate, unless such disclosure is required by Law to be made by Purchaser or Purchaser's Representatives, in which instance Purchaser or Purchaser's Representatives shall immediately notify Seller in writing of their intention to make said disclosure and unless Seller informs Purchaser or Purchaser's Representatives in writing within one (1) Business Day of Seller's intention to make said disclosure Purchaser and Purchaser's Representatives shall be free to make said disclosure. If Seller gives such notice but fails within three (3) Business Days to provide Purchaser with reasonable evidence that said disclosure has been made Purchaser shall again be free to make said disclosure.

     4.5. RETURN OF DUE DILIGENCE MATERIALS.

     If for any reason the Closing does not occur, Purchaser shall (i) return to Seller all materials and other information regarding the Property that Seller has provided to Purchaser and all photocopies thereof, and (ii) deliver immediately to Seller copies of all written studies, analyses, reports and assessments (both final and interim versions) relating to any of Purchaser's Due Diligence investigations involving environmental testing, soil testing or inspection of the Real Property, and copies of all surveys and title reports or commitments (and copies of the underlying recorded documents referenced therein). Notwithstanding such termination of this Agreement, Purchaser shall maintain the confidentiality of all materials and information described in clauses (i) and (ii) of the preceding sentence, except as otherwise required by Law or by Order of any Governmental Entity, in accordance with the provisions of SECTION 8.1.1. The provisions of this SECTION 4.5 shall survive the termination of this Agreement but shall not survive the Closing.

     4.6. PURCHASER'S TERMINATION RIGHT.

     Subject to the provisions of the last paragraph of this SECTION 4.6, Purchaser shall have the right to elect to terminate this Agreement by giving written notice (the "PURCHASER'S TERMINATION NOTICE") of such election to the Seller at any time prior to 5:00 p.m. on August 12, 2000 (the "DUE DILIGENCE EXPIRATION DATE") if the Purchaser shall determine in its sole and absolute discretion that it is not absolutely satisfied with any aspect of the Property.

     If for any reason whatsoever the Seller shall not have received the Purchaser's Termination Notice prior to the Due Diligence Expiration Date, the Purchaser shall be deemed to have irrevocably waived the right of termination granted under this SECTION 4.6, and such right of termination shall be of no further force or effect.

     If this Agreement is terminated pursuant to this SECTION 4.6, Purchaser shall comply with the requirements of SECTION 4.5 above, and Purchaser shall be entitled to and shall receive the immediate return of the Deposit, together with all interest accrued thereon. In such event, except as expressly provided otherwise herein, this Agreement shall be of no further force and effect and the parties hereto shall have no further rights, obligations or liabilities hereunder.

     4.7. AS IS SALE.

     If, pursuant to the provisions of SECTION 4.6 hereof, this Agreement is not terminated and remains in effect on the Due Diligence Expiration Date, Purchaser shall be deemed to have acknowledged that it is satisfied with the results of its Due Diligence, having relied upon its own Due Diligence of the Property and not upon any information (including, specifically, without limitation, any offering memorandum or other property information packages or Due Diligence documents distributed with respect to the Property) provided by or on behalf of Seller, Seller's Affiliates, or their respective agents, consultants, employees or other representatives with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement, and Purchaser agrees that the Property shall be sold, and that Purchaser shall accept possession of the Property on the Closing Date, "AS IS, WHERE IS, WITH ALL FAULTS". Pursuant to and subject to the conditions set forth in SECTION 4.1 hereof, Purchaser shall continue to have access to the Property subsequent to the Due Diligence Expiration Date for further review and inspection, but Purchaser shall not be entitled to terminate this Agreement based on such inspection.

     4.8. RELEASE.

     Upon the Due Diligence Expiration Date, except as provided in Article 7 and 11 and otherwise expressly provided in this Agreement, Purchaser shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Purchaser's Due Diligence investigations, and Purchaser shall, except as otherwise expressly provided in this Agreement, be deemed to have waived, relinquished and released Seller, Seller's Affiliates (and Seller's and Seller's Affiliates members, representatives, officers, directors, and employees) from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, which Purchaser might have asserted or alleged against Seller, Seller's Affiliates (and Seller's and Seller's Affiliates members, representatives, officers, directors, and employees) at any time by reason of or arising out of any latent or patent construction defects or physical conditions, violations of any applicable Law (including, without limitation, any environmental Laws) and any and all other acts, omissions, events, circumstances or matters regarding the Property, PROVIDED that nothing in this SECTION 4.8 shall be deemed to prevent Purchaser and each of its affiliates, successors, assigns, employees, agents, participants, shareholders, or directors from naming Seller as a third party defendant in a proceeding against Purchaser asserting claims relating to the generation, storage or release of Hazardous Materials at the Property brought by parties other than Purchaser, which relate to a period of time during which Seller held fee simple title to the Property. Notwithstanding the foregoing provisions, nothing set forth in this SECTION 4.8 shall be interpreted or construed as limiting, restricting, extinguishing or otherwise affecting Seller's representations and warranties made in this Agreement or the survivability thereof for the time limitation herein provided.

     4.9. SCHEDULES AND EXHIBITS.

     Purchaser and Seller acknowledge that the Exhibits to this Agreement are currently being prepared and will not be available at the time of execution of this Agreement. Seller and Purchaser agree to complete all of the Exhibits for attachment to this Agreement on or before seven (7) days after the date hereof. In the event that such Exhibits are not completed by such date, either Purchaser or Seller may elect to terminate this Agreement, in which event the Deposit shall be returned to Purchaser, and Seller and Purchaser shall have no further rights or obligations hereunder, except with respect to those terms and provisions of this Agreement which survive such a termination.

5. TITLE MATTERS

     5.1. PERMITTED EXCEPTIONS.

     Except as provided in SECTION 5.2, and unless this Agreement is terminated by Purchaser pursuant to SECTION 4.6 or SECTION 5.3, Seller shall cause the Real Property to be transferred and conveyed to Purchaser, and Purchaser shall accept fee title to the Real Property at Closing, subject to the following matters (collectively, the "PERMITTED EXCEPTIONS"):

          (a) Any title matters;

          (b) Any state of facts which a current and accurate ALTA/ACSM survey of the Real Property (a "SURVEY") obtained prior to the Closing would disclose;

          (c) All Laws including, without limitation, all historical preservation, environmental, building, subdivision and zoning restrictions, codes, ordinances and regulations, affecting the Real Property or the ownership, use or operation thereof adopted by the United States, the Commonwealth of Massachusetts, the Town of Lexington, and any and every other agency, department, instrumentality and/or political subdivision of government of every kind whatsoever having jurisdiction thereof, and all amendments or additions thereto now in effect or which may be in force and effect on the Closing Date;

          (d) Unpaid personal property taxes owed by Seller for the Property, unpaid real estate taxes, unpaid excise taxes, water and sewer charges which are not yet due and payable but which may be a lien on all or a portion of the Property, subject to adjustment as hereinabove provided in
ARTICLE 3;

          (e) The Space Lease, subject to the Termination Agreement described below in SECTION 6.4.5;

          (f) The Equipment Leases, if there be any identified on EXHIBIT D attached hereto if assumed by Purchaser at its election as hereinafter provided; and

          (g) The Service Contracts listed in EXHIBIT E attached hereto which Purchaser elects to assume as hereinafter provided.

     5.2. PRELIMINARY TITLE REPORT.

     On or before the date which is fifteen (15) days after the execution hereof, Purchaser, at its sole expense, shall obtain a commitment for the issuance of an Owner's Policy of Title Insurance (the "PRELIMINARY TITLE REPORT") from the Title Company, together with copies of all documents constituting exceptions to Seller's title as reflected in the Preliminary Title Report, and shall obtain a Survey of the Real Property, and promptly shall provide copies thereof (and any updates thereto) to Seller. Purchaser may cause the Preliminary Title Report to be updated and may cause such Survey to be updated, revised and/or re-certified at Purchaser's sole cost and expense. All matters identified on the Preliminary Title Report and the Survey shall be a Permitted Exception except for any matters which Purchaser includes in its Title Objection Notice pursuant to SECTION 5.3 below.

     5.3. TITLE OBJECTIONS; TITLE DEFECT NOTICE.

     Purchaser shall have the right to object in writing (a "TITLE DEFECT NOTICE") (i) to any title matters disclosed by the Preliminary Title Report or the Survey by a Title Defect Notice delivered to Seller by Purchaser on or before the Due Diligence Expiration Date (the "PRELIMINARY TITLE DEFECT NOTICE"), and (ii) to any title matters that first arise after the later of July 15, 2000 or the date of the Preliminary Title Report that materially interfere with the use of the Property for laboratory and office use or would cause title to be unmarketable (based on the most recent standards as of the date hereof published in "The Massachusetts Conveyancers Association's Handbook of Standards and Forms", sometimes referred to herein as the "TITLE STANDARDS") by a Title Defect Notice delivered at or before the Closing (a "CLOSING TITLE DEFECT NOTICE"). Any such title matters to which Purchaser shall have timely objected in the Title Defect Notice shall be collectively referred to herein as a "TITLE OBJECTION". Within one (1) Business Day of Seller's receipt of a Closing Title Defect Notice and within three (3) Business Days of Seller's receipt of a Preliminary Title Defect Notice, Seller shall notify Purchaser in writing of those matters in the Title Defect Notice which Seller is willing to cure, PROVIDED THAT, (i) Seller shall be obligated to Remove any mortgage or other lien against the Property securing a liquidated sum that is a Title Objection which Seller shall have voluntarily placed or permitted to be placed upon or against the Real Property (collectively, a "MONETARY

ENCUMBRANCE") and, (ii) Seller shall use reasonable efforts to Remove any Title Objections which would render title to the Property unmarketable (based on the Title Standards) provided that Seller shall not be required to spend in the aggregate more than One Hundred Thousand Dollars ($100,000) to Remove or cure the same, exclusive of any Monetary Encumbrances, which Seller shall be obligated to Remove without regard to the amount thereof. Unless Seller notifies Purchaser that it elects to cure the Title Objection and thereafter timely cures the Title Objection in accordance with the Title Standards, then if Purchaser is not satisfied, in its sole discretion, with Seller's response to the Title Defect Notice, Purchaser shall have the right to terminate this Agreement by delivering written notice to Seller within three (3) Business Days of Purchaser's receipt of said response notice from Seller. If Purchaser does not so terminate it shall be deemed to have waived the Title Objection. Seller shall be entitled at Seller's election by notice to Purchaser to extend the Closing (not to exceed thirty (30) calendar days) in order to provide Seller additional time in which to Remove any such Title Objection. If Seller is unable to Remove any Title Objection prior to the Closing or any extended Closing as provided herein, Purchaser may elect either to (a) terminate this Agreement by notice to Seller and the Escrow Agent, in which event the Deposit plus all interest accrued thereon shall be returned to Purchaser and, thereafter, the parties shall have no further rights or obligations hereunder, except as provided in any Section hereof that by its terms expressly provides that it survives any termination of this Agreement, or
(b) waive such Title Objections, in which event such Title Objections shall be deemed Permitted Exceptions and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. The provisions of the preceding sentence shall not be construed or interpreted so as to permit Seller to avoid Removing any Monetary Encumbrance which, pursuant to the terms of this Agreement, are required to be Removed by Seller prior to or concurrently with the Closing.

     5.4. REMOVAL OF TITLE OBJECTIONS.

     If on the Closing Date, as the same may be extended pursuant to SECTION 5.3, there are any Title Objections that Seller is required to Remove as provided herein, Seller shall Remove the same at the Closing. The term "REMOVE," "REMOVED," or "REMOVING", as used in this Agreement, shall mean that Seller shall remove or cause the Title Company to remove the same as an exception to title in Purchaser's title policy or to insure against the same in a manner reasonably acceptable to Purchaser, without any additional cost to Purchaser, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise. If the Closing occurs, Seller may use the proceeds of the Purchase Price to Remove Title Objections.

6. CLOSING AND CLOSING CONDITIONS

     6.1. CLOSING.

     The closing ("CLOSING") of the transactions contemplated hereby shall occur on August 22, 2000 as such date may be extended or accelerated upon the mutual written agreement of Seller and Purchaser (the "CLOSING DATE"), provided, that if the Extension Notice has been given in accordance with SECTION 4.2 the Closing Date shall be extended to September 8, 2000 as such date may be further extended or accelerated upon the mutual written agreement of Seller and Purchaser. The Closing shall be conducted through the use of an escrow with the Title Company, under which all conveyance, assignment and other documents, and the balance of the cash Purchase Price shall be deposited in such escrow, in accordance with reasonable and customary closing instructions jointly given by Seller and Purchaser (which may require a "New York Style" or "Gap" closing); provided that all documents and funds shall be delivered as of the Closing Date. The Closing shall take place at 10:00 A.M., Eastern Time, at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, or at such other place and time of day as may be agreed upon in writing by Seller and Purchaser. Seller and Purchaser shall conduct a "pre-closing" on the day immediately prior to the Closing Date. Seller and Purchaser, separately or collectively, as appropriate for each item, shall escrow with the Title Company on the day immediately prior to the Closing Date the fully executed, notarized and recordable Deed (as hereinafter defined) for the Real Property, Bill of Sale for the Personal Property, and each of the additional items listed in this
ARTICLE 6 as documents to be respectively delivered by Seller and Purchaser, such documents to be held by the Title Company pursuant to an escrow letter or letters to be provided by Seller and Purchaser on or before the Closing Date. If Seller and Purchaser execute separate escrow instructions, such separate escrow instructions shall constitute separate agreements between the Title Company on the one hand and Seller or Purchaser, as the case may be, on the other hand, and shall not constitute agreements between Seller and Purchaser. Such separate escrow instructions shall be enforceable only to the extent not inconsistent with this Agreement. Title transfer and delivery of the Purchase Price is to be completed on the Closing Date as set forth in this SECTION 6.1. Time is of the essence with respect to the Closing Date.

     6.2. PURCHASER'S CLOSING CONDITIONS.

     At the Closing, and as a condition to Purchaser's obligation to purchase the Property and pay the Purchase Price and deliver the Purchaser's Documents, Seller will duly execute, acknowledge (where appropriate) and/or deliver to Purchaser or the Title Company, as applicable, the following:

          6.2.1. A statutory quitclaim deed in the form of EXHIBIT G attached hereto duly executed and acknowledged by Seller, conveying to

     Purchaser fee simple title to the Real Property, subject to and in accordance with the provisions of this Agreement (the "DEED").

          6.2.2. A Bill of Sale, in the form of EXHIBIT H attached hereto, transferring all of Seller's right, title and interest in and to the Personal Property owned by Seller (the "BILL OF SALE").

          6.2.3. The landlord's executed counterparts (or, where originals are unavailable, copies thereof certified by Seller) of all Service Contracts and Equipment Leases assumed by Purchaser hereunder (which shall be made available to Purchaser at Seller's address first set forth above).

          6.2.4. An assignment from Seller, in the form of EXHIBIT I attached hereto, of (a) the Space Lease (subject to the Termination Agreement), (b) any Service Contracts and Equipment Leases assumed by Purchaser hereunder,
     (c) the Real Property Agreements, (d) transferable Permit Rights, (e) Equipment Leases, if any, (f) warranties and guaranties if any, respecting the Property (provided that said assignment shall explicitly exclude any warranty or guaranty rights relating to (1) any property other than the Property, and (2) any periods of time or portions thereof occurring prior to the Closing, which rights Seller shall retain), and (g) Records.

          6.2.5. Any Security Deposits and the accrued and undistributed interest on any such Security Deposits, less permitted administrative charges, if any, together with a schedule thereof. Such Security Deposits and interest shall be delivered by Seller by (i) wire transfer in immediately available federal funds to an account designated by Purchaser at least one (1) Business Day prior to the Closing, or if no such account is so designated by Purchaser, by a separate certified or official bank check payable to the order of Purchaser, or (ii) by a credit to Purchaser against the Purchase Price, provided that with respect to any Security Deposits which are other than cash, Seller's Nominee shall execute and deliver to Purchaser at the Closing any appropriate instruments of assignment or transfer.

          6.2.6. Notices addressed to the tenant under the Space Lease, executed by or on behalf of the landlord named in the Space Lease, dated the Closing Date, notifying the tenant of the transfer of the Property to Purchaser, and advising the tenant that Purchaser as landlord is responsible for and shall hold the Security Deposit (and interest thereon) provided for under said tenant's Space Lease in accordance with the terms of such Space Lease and with the provisions of Law, and directing that rents and other payments under such tenant's Space Lease thereafter be sent to Purchaser or as Purchaser may direct. Purchaser and Seller shall immediately after the Closing jointly cause such letters to be mailed by certified mail to said tenant at the address provided in the Space Lease for the delivery of notices or other communications to said tenant.

          6.2.7. All available keys to entrance doors to, and equipment and utility rooms located in, the Real Property.

          6.2.8. (a) Originals or copies of all Records which are being sold to Purchaser by Seller pursuant to SECTION 1.2.

          6.2.9. an original Termination Agreement executed and delivered by Seller and all tenants or occupants of the Property shown on EXHIBIT B in accordance with the provisions of SECTION 6.4.5.

          6.2.10. Documentation to establish to the reasonable satisfaction of the Title Company the due authorization of Seller's consummation of the transaction and delivery of the Seller's Documents to be delivered by it pursuant to this Agreement, and a certificate of an authorized officer or official, evidencing that the individual signing all Seller's Documents hereunder on behalf of Seller is authorized to do so.

          6.2.11. A so-called FIRPTA affidavit duly executed by Seller stating that Seller is not a "FOREIGN PERSON" within the meaning of Section 1445 or 7701 of the Code in the form of EXHIBIT J attached hereto.

          6.2.12. Affidavits and indemnifications executed by Seller regarding mechanics' and materialmen's liens and parties in possession sufficient to eliminate on Purchaser's title insurance policy exceptions for these matters, other than those matters as to which Purchaser has agreed pursuant to this Agreement to accept title to the Real Property subject thereto.

          6.2.13. Such other and further documents and instruments as may be reasonably required by Seller or the Title Company to consummate the transaction or as may otherwise be required by the terms of this Agreement.

     6.3. SELLER'S CONDITIONS PRECEDENT.

     At the Closing, and as a condition to Seller's obligation to sell the Property and deliver the Deed and other Seller's Documents, Purchaser will duly execute, acknowledge (where appropriate) and/or deliver to Seller or the Title Company, as applicable, the following:

          6.3.1. The balance of the Purchase Price in accordance with SECTION
     2.1.4 hereof.

          6.3.2. An assumption from Purchaser, in the form of EXHIBIT I attached hereto, from and after the Closing Date, of the Space Lease (subject to the Termination Agreement), any Service Contracts and Equipment Leases assumed by Purchaser hereunder, Real Property Agreements, transferable Permit Rights, and, if applicable, Equipment Leases.

          6.3.3. The letters to tenants referred to in SECTION 6.2.6 signed by or on behalf of Purchaser.

          6.3.4. Documentation to establish to Seller's reasonable satisfaction the due authorization of Purchaser's acquisition of the Property and Purchaser's delivery of the Purchaser's Documents required to be delivered by Purchaser pursuant to this Agreement, including an incumbency certificate of an authorized officer or official with respect to the authority to act on behalf of Purchaser of the individual executing on behalf of Purchaser all closing documents contemplated by this Agreement.

          6.3.5. Such other and further documents and instruments as may be reasonably required by Seller or the Title Company or as may be agreed upon by Seller and Purchaser to consummate the transaction or as may otherwise be required by the terms of this Agreement.

     6.4. ADDITIONAL PURCHASER CONDITIONS PRECEDENT.

     Purchaser's obligation to close the transaction is conditioned further upon the satisfaction of all of the following, any or all of which may be waived by Purchaser by an express written waiver, at its sole option:

          6.4.1. All representations and warranties made by Seller in SECTION 7 this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date and Seller shall have complied in all respects with all agreements required to be performed by it hereunder at or prior to the Closing Date.

          6.4.2. At the Closing Date, Purchaser shall have received a certificate, dated the Closing Date, signed by Seller to the effect set forth in SUBSECTION 6.4.1, certifying that Seller has received all necessary internal approvals and authorizations necessary in connection with its sale of the Property to Purchaser pursuant to the Agreement, and stating that the conditions specified in this SECTION 6.4 have been satisfied at the Closing Date, in substantially the form attached hereto as EXHIBIT K.

          6.4.3. Seller shall have delivered all the Seller's Documents and other items required pursuant to SECTION 6.2 and shall have performed all other covenants, undertakings and obligations in all respects, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing.

          6.4.4. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity between the Due Diligence Expiration Date and the Closing which prohibits or substantially restricts the use of the Property as laboratory and office facilities as contemplated by this Agreement.

          6.4.5. Seller shall have delivered to the Escrow Agent at or prior to the Closing an original Termination of Lease Agreement ("TERMINATION AGREEMENT") in recordable form executed and delivered by Seller and the tenants or occupants listed on EXHIBIT B providing for (i) the termination of all said tenancies or occupancies with respect to that certain portion of the premises commonly known as the "Chemical" outbuilding at the rear of the Real Property containing approximately Eleven Thousand (11,000) square feet and shown on EXHIBIT M attached hereto (the "INITIAL SPACE LEASE TERMINATION AREA") effective as of a date not later than September 1, 2000, and (ii) the termination of all said tenancies or occupancies in their entirety as of December 31, 2000. The form of the Termination Agreement is attached hereto as EXHIBIT P.

          6.4.6. Seller shall not have entered into any lease, sublease, license or occupancy agreement in any form with respect to the Property other than those listed on EXHIBIT B attached hereto.

          6.4.7. Seller shall have used reasonable efforts to obtain and deliver to Purchaser an estoppel certificate from the "Declarant" or its successor in interest under the Amended and Restated Declaration of Covenants and Easements dated as of November 8, 1999 as to the absence of amendments thereto or defaults thereunder. For purposes of the preceding sentence, "reasonable efforts" shall mean that Seller shall have forwarded said document to the Declarant and requested said Declarant to execute and deliver same and shall include a limited number of follow up telephone calls and a limited number of follow up letters requesting such execution and delivery, but shall not require Seller to expend monies.

          6.4.8. Seller shall have used reasonable efforts to obtain and deliver to Purchaser, subordination, non-disturbance and attornment agreements from all tenants or occupants of the Property as of the Closing. For purposes of the preceding sentence, "reasonable efforts" shall mean that Seller shall have forwarded said document(s) to said tenants and occupants and requested them to execute and deliver same and shall include a limited number of follow up telephone calls and a limited number of follow up letters requesting such execution and delivery, but shall not require Seller to expend monies.

          6.4.9. All of the Lab Equipment shall be on the Property as of the Closing, free of any claims of any current or former tenant or occupant of the Property and in substantially the same condition as it was in as of the of date hereof, reasonable wear and tear excepted.

     6.5. ADDITIONAL SELLER CONDITIONS PRECEDENT.

     Seller's obligation to close the transaction is conditioned further upon the satisfaction of all of the following, any or all of which may be waived by Seller by an express written waiver at its sole option:

          6.5.1. All representations and warranties made by Purchaser in this Agreement shall be true and correct in all respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date and Purchaser shall have complied in all respects with all agreements required to be performed by it hereunder at or prior to the Closing Date.

          6.5.2. Purchaser shall have delivered all of the Purchaser's Documents to be executed by Purchaser set forth in SECTION 6.3 and shall have performed all of the covenants, undertakings and obligations in all respects, and complied with all conditions required by this Agreement, to be performed or complied with by Purchaser at or prior to the Closing.

          6.5.3. At the Closing Date, Seller shall have received a certificate, dated the Closing Date, signed by Purchaser to the effect set forth in SUBSECTION 6.5.1, certifying that Purchaser has received all necessary internal approvals and authorizations necessary in connection with its purchase of the Property from Seller pursuant to this Agreement, and stating that the conditions specified in this SECTION 6.5 have been satisfied at the Closing Date, in substantially the form attached hereto as EXHIBIT L.

          6.5.4. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity between the Due

     Diligence Expiration Date and the Closing which prohibits or restricts the use of the Property as laboratory and office facilities as contemplated by this Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

     6.6. GRACE AND CURE PERIODS.

     Notwithstanding any other provisions set forth herein, in the event that a party to this Agreement shall not have satisfied any condition precedent to the Closing on the Closing Date the other party shall notify the party required to satisfy the condition of the action that is necessary to satisfy the outstanding condition and the party required to satisfy the condition shall then have one
(1) Business Day to satisfy said condition. In the event that a notice is given pursuant to the preceding sentence the Closing shall be automatically extended for one (1) Business Day.

7. REPRESENTATIONS AND WARRANTIES

     7.1. PURCHASER'S REPRESENTATIONS AND WARRANTIES.

     In order to induce Seller to enter into the transactions provided for in this Agreement, Purchaser hereby represents and warrants to Seller that as of the date of this Agreement:

          7.1.1. Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware, is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted, and is duly qualified in the Commonwealth of Massachusetts, and has the power to acquire, own and operate the Property. Purchaser has the power to enter into the transactions contemplated by this Agreement and to execute, deliver and perform this Agreement, and the Purchaser's Documents. The execution, delivery and performance by Purchaser of this Agreement and the other Purchaser's Documents has been duly authorized by all necessary requisite entity action of Purchaser, and this Agreement is, and at the Closing the other Purchaser's Documents will, when executed and delivered by Purchaser, constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms and provisions, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally, and the exercise of judicial or administrative discretion in accordance with general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

          7.1.2. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser or any of its respective properties before or by any Governmental Entity which (i) challenges the legality, validity or enforceability of any of the documents relating to the transaction provided for in this Agreement, or (ii) could (individually or in the aggregate) materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement and the Purchaser's Documents.

          7.1.3. No authorization, consent, approval, waiver, license, qualification or formal exemption from, or other action of, nor any filing, declaration, qualification or registration with, any Governmental Entity or any securities exchange is required in connection with the execution, delivery, observance or performance by Purchaser of this Agreement, or any of the Purchaser's Documents, or any of the transactions provided for herein.

          7.1.4. There has not been filed by or against Purchaser, or any corporation, partnership, or other entity with respect to which Purchaser is a principal shareholder, controlling person, general partner or managing member, as the case may be, a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has any such entity made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

          7.1.5. The execution and delivery of this Agreement and the Purchaser's Documents, and the transactions provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) conflict with, result in a breach of, or constitute a default under, any of the organizational documents of Purchaser, (b) require any consent, approval or notice under, or conflict with or result in the breach of, constitute a default or accelerate any right under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which Purchaser is a party or by which any of Purchaser's respective properties is bound, or (c) violate any provision of any Law presently in effect or in effect at the Closing Date having applicability to Purchaser or any of its properties including, without limitation, the Property.

     7.2. SELLER'S REPRESENTATIONS AND WARRANTIES.

     In order to induce Purchaser to enter into the transactions provided for in this Agreement, Seller hereby represents and warrants to Purchaser that as of the date of this Agreement:

          7.2.1. Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware, is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted, and is duly qualified in the Commonwealth of Massachusetts and has full power and authority to enter into the transactions contemplated by this Agreement and to execute, deliver and perform this Agreement and the Seller's Documents. The execution, delivery and performance by Seller of this Agreement and the other Seller's Documents have been duly authorized by all necessary requisite entity action of Seller and this Agreement is, and at the Closing the other Seller's Documents will, when executed and delivered by Seller, constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms and provisions, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally, and the exercise of judicial or administrative discretion in accordance with general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

          7.2.2. There is no action, suit, proceeding or investigation pending or, to the knowledge of Seller, threatened against or affecting Seller or any of its respective properties before or by any Governmental Entity which
     (i) challenges the legality, validity or enforceability of any of the documents relating to the transaction provided for by this Agreement, or
     (ii) could (individually or in the aggregate) materially and adversely affect the ability of the Seller to perform its obligations under this Agreement and the Seller's Documents.

          7.2.3. No authorization, consent, approval, waiver, license, qualification or formal exemption from, or other action of, nor any filing, declaration, qualification or registration with, any Governmental Entity or any securities exchange is required in connection with the execution, delivery, observance or performance by Seller of this Agreement, or any of the Seller's Documents, or any of the transactions provided for herein.

          7.2.4. There has not been filed by or, to Seller's Knowledge, against Seller a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has Seller made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

          7.2.5. The execution and delivery of this Agreement by Seller and the Seller's Documents by Seller, and Seller's compliance with or fulfillment of the terms hereof and thereof, will not (a) conflict with, or result in a breach of, or constitute a default under, any of the organizational documents of Seller, (b) require any consent, approval or notice under, or conflict with or result in the breach of, constitute a default or accelerate any right under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which Seller is a party or by which any of Seller's respective properties is bound, or (c) violate any provision of any Law presently in effect or in effect at the Closing Date having applicability to Seller or any of its properties including, without limitation, the Property.

          7.2.6. As of the date hereof, there are no written agreements in force or rights of occupancy or possession, for the use, lease, sublease or occupancy of space in or at the Property or any portion thereof (whether or not the terms thereof have commenced) to which the Seller or any of its designees are a party or are bound as landlord other than as listed in EXHIBIT B hereto.

          7.2.7. There are no pending real property tax reduction or abatement proceedings affecting the Real Property.

          7.2.8. (a) There are no material Service Contracts with respect to the Property other than those listed on EXHIBIT E attached hereto. Such Service Contracts are accurately and completely set forth in EXHIBIT E, and the copies thereof furnished by Seller to Purchaser are true and complete.

                  (b) There are no material claims or any basis for material claims in respect of the Property or its operation by any of the parties to such Service Contracts.

          7.2.9. Seller has not, as of the date of this Agreement, received written notice from any Governmental Entity with respect to any actual or threatened taking of the Property or any portion thereof for any public or quasi-public purpose by the exercise of the right of condemnation or eminent domain, and to Seller's Actual Knowledge, there are no such actions or proceedings pending, presently threatened or contemplated by any Governmental Entity.

          7.2.10. Except as may have been disclosed in writing to Purchaser prior to the date of the Agreement, there are no suits, actions or proceedings pending against or affecting the Property or any portion thereof before or by any court or administrative agency or officer, and to the Seller's Actual Knowledge, there are no such actions or proceedings threatened.

          7.2.11. To the Seller's Actual Knowledge, Seller has not received any notices from any insurer or its agent requiring performance of any work with respect to the Property or canceling or threatening to cancel any policy, which notices have not been discharged or resolved.

          7.2.12. To the Seller's Actual Knowledge, Seller has received no notice from any third party as to a material breach or violation by Seller nor, to the Seller's Actual Knowledge, is Seller in material breach or violation, of Seller's covenants and obligations under the Real Property Agreements.

          7.2.13. Except as listed on EXHIBIT N hereto to Seller's Actual Knowledge, Seller has not received, with respect to the Property, any written notices from any governmental agency or other third party of any violations or claimed violations of Laws, which have not been cured or corrected or which notices have not been rescinded.

          7.2.14. Seller has delivered to Purchaser true, correct and complete copies of all written environmental site assessments, reports and summaries and asbestos surveys (collectively, the "ENVIRONMENTAL REPORTS") described on EXHIBIT O. To Seller's Knowledge, the Environmental Reports are the only reports in Seller's possession regarding environmental matters and Hazardous Materials at the Real Property. Except as set forth on EXHIBIT O, Seller has not received any written Notice of any alleged claims relating to environmental matters or of the presence of any Hazardous Material on the Real Property which is not permitted by applicable Law.

     7.3.   SELLER'S KNOWLEDGE.

     All references in this Agreement to "SELLER'S ACTUAL KNOWLEDGE" or words of similar import shall refer only to the current actual knowledge of Seller's Representative and shall not be construed to refer to the knowledge of any other officer, agent, or employee of, Seller, or any Affiliate of Seller, or to impose or have imposed upon the Designated Representative any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Purchaser or the contents of files maintained by the Designated Representative, the Seller, or the Affiliates of any of them. There shall be no personal liability on the part of the Designated Representative arising out of any representations or warranties made herein.

     7.4.   SURVIVAL.

     Except as otherwise expressly provided in SECTION 7.6 or elsewhere in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing and delivery of the Deed to the Real Property, and except as to representations and warranties which survive the Closing, no action based thereon shall be commenced after the Closing.

     7.5.   UNTRUE REPRESENTATION OR WARRANTY.

     If any representation or warranty made herein by Purchaser or Seller is untrue, inaccurate or incorrect at any time prior to Closing, the provisions of this SECTION 7.5 shall govern. If any party discovers prior to the Closing that any such representation or warranty is untrue, inaccurate or incorrect it shall notify the other party within three (3) Business Days of its discovery of same, failing which said discovering party shall have no right to make any claim in connection with said representation or warranty. If the party having made such representation or warranty is Seller, then the Purchaser, as its sole remedy for any such breach, shall elect either (a) to waive (but without releasing Seller from its covenants made in SECTIONS 7.6 and 7.7 hereof) said breach of this Agreement and consummate the sale and purchase of the Property, without any reduction of or credit against the Purchase Price, or (b) to require Seller to either (1) cure said breach to Purchaser's reasonable satisfaction prior to the Closing; or (2) provide Purchaser with a credit sufficient in Purchaser's reasonable discretion to compensate Purchaser for said breach, which credit amount shall be set forth in the notice. If Purchaser does not waive such breach pursuant to clause (a) above or if Seller fails to comply with the provisions of clause (b) above, Purchaser may terminate this Agreement by written notice given to Seller on the Closing Date, in which event this Agreement will be terminated, Purchaser shall be entitled to the immediate return of the Deposit and Seller shall so instruct the Title Company in writing and thereafter neither party will have any further rights or obligations hereunder except as provided in any Section hereof that by its terms expressly provides that it survives any termination of this Agreement. If however the breaching party is the Purchaser and the Purchaser is unwilling or unable to so cure any such breach, then the Seller, as its sole remedy in respect of any such breach of Purchaser, shall elect either to (c) waive (but without releasing Purchaser from its covenants made in SECTION 7.6 hereof) such breach of Purchaser and consummate the sale and purchase of the Property, or (d) terminate this Agreement by written notice given to Purchaser at the Closing Date in which event this Agreement shall be terminated, Seller shall be entitled to the Deposit as liquidated damages in accordance with
SECTION 11.1 and Purchaser shall so instruct the Title Company in writing and thereafter neither party shall have any further rights or obligations hereunder except as provided in any Section hereof that by its terms expressly provides that it survives any termination of this Agreement.

     7.6.   SURVIVAL PERIOD.

     The representations and warranties contained in ARTICLE 7 and in the certificates delivered by (i) Seller pursuant to SECTION 6.4.2 and (ii) Purchaser pursuant to SECTION 6.5.3, and the limitations on Seller's liability in SECTION 7.7 hereof, shall survive the Closing, with said representations and warranties surviving the execution and delivery of the Deed for a period of twelve (12) months following the Closing Date (the "REPRESENTATION EXPIRATION DATE"), and no action based thereon shall be commenced either by Seller or Purchaser following the Representation Expiration Date; PROVIDED THAT, if written notice asserting a claim for breach of any such representation or warranty shall have been given by either party prior to the Representation Expiration Date and an action based thereon shall have been commenced prior to the expiration of the twelfth (12th) month following the Representation Expiration Date, such representation and warranty and any right to indemnification for breach thereof, shall survive, to the extent of such claim only, until such claim is resolved. The indemnification and other agreements of the parties set forth herein which expressly provide that they shall survive the Closing or the earlier termination of this Agreement shall not expire, except as specifically set forth in those Sections. Any rights a party may have in the event such party terminates this Agreement pursuant to the terms hereof shall survive such termination.

     7.7.   MATERIAL MISREPRESENTATIONS.

     Anything in this Agreement to the contrary notwithstanding, (i) Seller shall only be liable to Purchaser hereunder for untrue, inaccurate or incorrect representations and warranties made herein or in any of Seller's Documents, but only if such representations or warranties are untrue, inaccurate or incorrect in any material respect ("MATERIAL MISREPRESENTATIONS"), and where the actual direct damages to Purchaser for all such Material Misrepresentations of Seller made herein or in any other of Seller's Documents, in the aggregate, when taken together with all other Material Misrepresentations, exceeds Two Hundred Thousand Dollars ($200,000), and

(ii) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Purchaser, for all Material Misrepresentations of Seller made herein or in any other of Seller's Documents shall not exceed the lesser of (A) the actual, direct damages proximately caused by any such Material Misrepresentations of Seller, and (B) Three Million Dollars ($3,000,000).

8. PURCHASER'S COVENANTS

     8.1.   CONFIDENTIALITY.

     Purchaser hereby covenants as follows:

          8.1.1. Purchaser covenants and agrees that it shall not communicate the terms or any aspect of this transaction to any Person prior to the Closing except for Purchaser's advisors, attorneys, accountants and lenders (the "PURCHASER PARTIES"), on condition that said Purchaser Parties first agree to respect the obligations of Purchaser set forth in this SECTION
     8.1. The foregoing confidentiality obligations shall not apply to the extent that such (a) information (i) is a matter of public record or is provided in other sources readily available to the real estate industry other than as a result of disclosure by Seller or Broker, (ii) was available to Purchaser on a non-confidential basis prior to its disclosure to Purchaser or the Purchaser Parties, (iii) becomes available to Purchaser or the Purchaser Parties from a source known to Purchaser or the Purchaser Parties not having a duty of confidentiality with regard to the information or (iv) was or is independently developed by Purchaser or the Purchaser Parties from non-confidential sources, or (b) disclosure is compelled by Law. Notwithstanding anything contained herein to the contrary, in the event Purchaser is required by Law to disclose any confidential documents or information, prior to disclosing same, Purchaser shall notify Seller in writing of such required disclosure, shall exercise all commercially reasonable efforts to preserve the confidentiality of the confidential documents or information, as the case may be, including, without limitation, reasonably cooperating with Seller to obtain an appropriate Order or other reliable assurance that confidential treatment will be accorded such confidential documents or information, as the case may be, by such tribunal or authority and shall disclose only that portion of the confidential documents or information which it is legally required to disclose. If this Agreement is terminated such confidentiality shall be maintained and Purchaser and the Purchaser Parties will destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Purchaser and the Purchaser Parties in connection with this Agreement that are subject to such confidence, with any such destruction confirmed by Purchaser and the Purchaser Parties to Seller in writing. The provisions of this SECTION 8.1.1 shall survive Closing or termination of this Agreement and any other prior agreements between the parties concerning confidentiality.

          8.1.2. Neither Purchaser nor Seller shall announce or disclose publicly the terms or provisions hereof without the prior written approval of the other party, except as such disclosure may be required by Law and except that this provision shall not prohibit either party from disclosing such terms or provisions to its Purchaser Parties.

          8.1.3. The provisions of this Agreement relating to confidentiality shall supersede the provisions of that certain confidentiality letter agreement dated July 13, 2000 between Seller and Purchaser, and any other prior agreements between the parties concerning confidentiality.

     8.2.   NON-RELIANCE ON REPRESENTATIONS AND WARRANTIES.

     Purchaser affirms that, except as expressly provided for in this Agreement, Seller has not made nor has Purchaser relied upon any representation, warranty or promise with respect to the subject matter of this Agreement, including, without limitation, any warranties or representations, express or implied, as to
(a) the value, use, tax status or physical condition of the Property, or any part thereof, repairs thereto, income therefrom, expenses of maintenance or operation thereof, or as to the accuracy of any survey or plans thereof, (b) the adequacy of any plans, specifications or site plans for the Real Property or their compliance with Law, (c) any Space Leases or tenancies of any part of the Real Property, or regulations affecting the Property, (d) the availability of any financing for the purchase, alteration or operation of the Property from any source, including but not limited to, State, City or Federal governments or any institutional lender, (e) the applicability or effect of or compliance with any building, subdivision, zoning, land use, securities, ecology, environmental protection and like Laws of Governmental Entities, including those of any and all regulatory agencies and administrative officials having or asserting jurisdiction over the Property, (f) habitability, merchantability or fitness for a particular purpose, (g) title, (h) latent or patent physical or environmental conditions, or (i) valuation.

     8.3.   PURCHASER INDEMNITY.

     Purchaser hereby agrees to indemnify, defend, and hold Seller, its counsel, the Broker (hereinafter defined), its sales agents, and each partner, officer, director, employee, agent or attorney of Seller, its counsel, Broker, or its sales agents, and any other party related in any way to the foregoing (all of which parties are herein collectively called the "Seller Parties"), free and harmless from and against any and all costs, loss, damages and expenses, of any kind or nature whatsoever (including attorneys fees' and costs), arising out of damage to persons or property arising out of or resulting from the entry and/or the conduct of activities upon the Property by Purchaser, its agents, contractors and/or subcontractors in connection with the inspections, examinations, testings and investigations of the Property conducted at any time prior to the Closing, which indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. The foregoing indemnity shall not be deemed to apply to any actual or alleged loss or damage to the value of any of the Property or any loss of the sale contemplated by this Agreement, to the extent due solely from (i) any test results, studies, or evaluations made by Purchaser (or by any of Purchaser's consultants to Purchaser) being unfavorable, or (ii) Purchaser's decision not to proceed with the purchase of the Property. The provisions of this Section 8.3 shall survive the Closing or any termination of this Agreement.

     8.4.   SURVIVAL.

     The covenants of Purchaser in this ARTICLE 8 shall survive the Closing in accordance with their terms and shall not be merged therein.

9. SELLER'S COVENANTS

Seller hereby covenants as follows:

     9.1.   SELLER'S OPERATION OF PROPERTY.

     Except to the extent Seller is relieved of such obligations by ARTICLE 12 hereof, between the date hereof and the Closing Date, Seller shall maintain and keep the Property in good order and condition, but in no event shall Seller be obligated to maintain and keep the Property to a standard greater than that which is consistent with Seller's past practices with respect to the Property. From the date hereof through the Closing Date, Seller (a) will advise Purchaser of any written notice Seller receives from any Governmental Entity relating to the violation of any Law regulating the condition or use of the Property, and
(b) will promptly notify Purchaser of any material change affecting the Property of which Seller has Actual Knowledge.

     9.2.   ACCESS.

     Prior to the Closing, Seller shall allow Purchaser or Purchaser's Representatives access to the Property upon reasonable prior notice at reasonable times provided such access does not interfere with the operation of the Property or the rights of any tenant or occupant of the Property and subject to Purchaser's indemnification agreement set forth in SECTION 8.3 and provided further that Seller or any representative of Seller shall have the right to accompany Purchaser and Purchaser's Representatives whenever they are on the Property.

     9.3.   NO MARKETING.

     Seller agrees not to offer to sell, negotiate for or solicit or otherwise pursue any other offers for the purchase of the Property or any part thereof from any party other than Purchaser for the period of time beginning immediately after this Agreement is fully executed and ending on the termination of this Agreement, as applicable, by either party hereto in accordance with this Agreement or the Closing, as applicable. Purchaser agrees not to offer to purchase, negotiate for or solicit or otherwise pursue any other offers for the sale of real property located within a one hundred (100) mile radius of the Property for the period of time beginning immediately after this Agreement is fully executed and ending on the termination of this Agreement by either party hereto in accordance with this Agreement or the Closing, as applicable.

10. COVENANTS OF SELLER AND PURCHASER

     10.1.  PRESS RELEASES.

     Seller and Purchaser each hereby covenant that at, prior to or immediately after the Closing neither Seller nor Purchaser shall issue any press release or public statement (a "PRESS RELEASE") with respect to the transaction provided for by this Agreement without the prior consent of the other, except to the extent required by Law or by any securities exchange on which Purchaser's stock is listed. If either Seller or Purchaser is required by Law to issue a Press Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Press Release to the other party for its review and approval within such two (2) Business Day period, such approval not to be unreasonably withheld.

     10.2.  BROKERS.

     Seller and Purchaser expressly acknowledge that Spaulding & Slye and Grubb & Ellis (collectively, the "BROKER") have acted as Seller's exclusive brokers with respect to the transaction contemplated herein and with respect to this Agreement, and that Seller shall pay any brokerage commissions due to Broker in accordance with separate agreements between Seller and each Broker. Seller and Purchaser each represents and warrants to the other that it has not dealt with any other broker in this transaction and each agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its representation and warranty in this Section.

     10.3.  ACCESS TO RECORDS.

     Where there is a legitimate reason (including, without limitation, a tax audit, other governmental inquiry, or actual or prospective claim by or against either Seller or Purchaser, or to which Seller or Purchaser may become a party) for Seller or Purchaser to require access to records or other information relating to the Property that is in the possession or control of the other party, and if providing such access would not adversely affect the party whose records are being sought (in the good faith judgment of such party), each party will, subject to the confidentiality covenants between Purchaser and Seller in
SECTION 8.1.1 hereof, allow the other reasonable access to such records and information at their then-current location (or such other location as the party in possession of such records or information may reasonably designate), in order to analyze and/or copy the same (at the requesting party's sole cost and expense), for use solely for the purposes for which the same are being requested. In any case in which a party hereto desires to obtain any records or information pursuant to this Section, such party shall notify the other in writing of such request, setting forth in such notice the purposes for which such records and information are being requested and the expected use thereof (including, if applicable, the nature of any claim or other proceeding in which the same will be used and the parties thereto), and the party receiving such request may, as a condition to granting the same, require that the requesting party enter into an agreement protecting the confidentiality of such records and information. In no event shall a party be obligated to provide access to records or other information under this Section in connection with any litigation, claim, or dispute between Purchaser and Seller, or in which Purchaser and Seller are or may become adverse parties, other than in accordance with applicable discovery and evidentiary rules and procedures applicable to such matter, and no access to or disclosure of records or information shall be required hereunder if the same would or reasonably could result in the loss of any attorney-client privilege or other applicable evidentiary privileges that may be applicable to such records or information. Each party shall maintain its records for use under this Section for a period of not less than three (3) years after the Closing Date; PROVIDED THAT prior to such date no such records shall be destroyed unless the holder provides the other party hereunder with at least ninety (90) days prior written notice. Upon receipt of notice of destruction, the non-holder shall have the option, at its sole cost and expense, to take possession of the records set for destruction, in which case the non-holder shall assume all further cost of storage and destruction of such records. The terms of this
SECTION 10.3 shall survive the Closing and not be merged therein.

     10.4.  NON-COMPLIANCE.

     Purchaser shall give prompt notice to Seller, and Seller shall give prompt notice to Purchaser, of (a) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in any document relating to this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date, and (b) any failure of Purchaser, on the one hand, or Seller, on the other hand, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under any document relating to this Agreement.

     10.5.  SURVIVAL.

     The provisions of this ARTICLE 10 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

11. FAILURE OF PERFORMANCE

     11.1.  PURCHASER DEFAULT.

     If, on the Closing Date, (i) Purchaser is in default of any of its obligations hereunder, or (ii) any of Purchaser's representations or warranties made herein are untrue, inaccurate or incorrect in any material respect, or
(iii) any condition to the obligation of Seller to close hereunder has not been satisfied as a result of the failure by Purchaser to perform its obligations under this Agreement, or otherwise, then Seller may elect as its sole remedy, after first having given Purchaser notice and one (1) Business Day's opportunity to cure the same, either to (x) terminate this Agreement by written notice to Purchaser and the Escrow Agent, promptly after which the Deposit with any accrued interest thereon shall be paid over to Seller, (y) waive such default, misrepresentation or condition and proceed to close the transaction under this Agreement, or (z) seek specific performance of this Agreement. If this Agreement is so terminated, then Seller shall be entitled immediately to the proceeds of the Deposit plus any interest accrued thereon as liquidated damages (and Purchaser shall so instruct the Title Company in writing), and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any Section herein which expressly provides that it survives the termination of this Agreement. The amount of liquidated damages set forth in this SECTION 11.1 shall be for all loss, damage and expense suffered by Seller, including, without limitation, the loss of its bargain, it being agreed that Seller's damages are difficult if not impossible to ascertain.

     11.2.  SELLER DEFAULT.

     If, on the Closing Date, (i) Seller is in default of any of its obligations hereunder, (ii) any of Seller's representations or warranties made herein are untrue, inaccurate or incorrect in any material respect, or (iii) any condition to the obligation of Purchaser to close hereunder has not been satisfied as a result of the failure by Seller to perform its obligations under this Agreement, or otherwise, then Purchaser may elect, as its sole remedy, after first having given Seller notice and one (1) Business Day's opportunity to cure the same, either to (x) terminate this Agreement by written notice to Seller and the Escrow Agent, promptly after which the Deposit plus any interest accrued thereon shall be returned to Purchaser, (y) waive such default, misrepresentation or condition and proceed to close the transaction under this Agreement without any reduction of or credit against the Purchase Price, or (z) seek specific performance of this Agreement. If this Agreement is so terminated, then Purchaser shall be entitled immediately to the proceeds of the Deposit plus any interest accrued thereon as liquidated damages (and Seller shall so instruct the Title Company in writing), and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any Section herein which expressly provides that it survives the termination of this Agreement.

12. CONDEMNATION/CASUALTY

     12.1.  CONDEMNATION.

     If, prior to the Closing Date, all or any Significant Portion (as hereinafter defined) of the Property is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), Seller shall notify Purchaser in writing of such fact promptly after obtaining knowledge thereof and provide to Purchaser all information, to the extent in Seller's possession or control, regarding such takings, and Purchaser shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) Business Days after the giving of Seller's notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Purchaser to make such election. The failure by Purchaser to so elect in writing to terminate this Agreement within such ten (10) calendar day period shall be deemed an election not to terminate this Agreement. For purposes hereof', a "SIGNIFICANT PORTION" of the Property shall mean such portion as (i) shall have a value, as reasonably determined by Seller, in excess of One Million Dollars ($1,000,000.00), (ii) shall materially impair access to or parking at the Property, or (iii) the suitability of the Property for use as a laboratory office facility. If Purchaser elects to terminate this Agreement as aforesaid, the provisions of SECTION 12.6 shall apply.

     12.2.  CONDEMNATION AWARD.

     If (a) Purchaser does not elect to terminate this Agreement as aforesaid in the event all or any Significant Portion of the Property is taken, or if (b) a portion of the Property not constituting a Significant Portion of the Property is taken or becomes subject to a pending taking, by eminent domain, there shall be no abatement of the Purchase Price; PROVIDED, HOWEVER, that, at the Closing, Seller shall pay to Purchaser the amount of any award for or other proceeds on account of such taking which have been actually paid to Seller prior to the Closing Date as a result of such taking and, to the extent such award or proceeds have not been paid, Seller shall assign to Purchaser at the Closing (without recourse to Seller) the rights of Seller to, and Purchaser shall be entitled to receive and retain, all awards for the taking of the Property or such portion thereof.

     12.3.  CASUALTY.

     In the event the Property is damaged or destroyed by fire or other casualty prior to the Closing Date, Seller shall notify Purchaser in writing of such fact promptly after obtaining knowledge thereof and provide to Purchaser all such information as Seller may have in its possession or control regarding the extent and nature of such casualty. If any such damage or destruction (a) is caused by an insured casualty, and (b) would cost less than or equal to Two Million Dollars ($2,000,000.00) to repair or restore, then this Agreement shall remain in full force and effect and Purchaser shall acquire the Property upon the terms and conditions set forth herein. In such event, unless prior to the Closing Seller restores the damaged Property to its original condition, Purchaser shall receive a credit against the Purchase Price equal to the deductible amount applicable under Seller's casualty insurance policy, and Seller shall assign to Purchaser all of Seller's right, title and interest in and to all proceeds of insurance on account of such damage or destruction. In the event the Property is damaged or destroyed prior to the Closing Date by an insured casualty and as a result the cost of repair or restoration would cost more than Two Million Dollars ($2,000,000.00), then, notwithstanding anything to the contrary set forth above in this Section, Purchaser shall have the right, at its election, either (i) to terminate this Agreement or (ii) to proceed to purchase the Property in accordance with the terms of this Agreement. Purchaser shall have ten (10) calendar days after Seller notifies Purchaser that a casualty has occurred to make such election by delivery to Seller of a written election notice (the "ELECTION NOTICE") and the Closing Date shall be extended, if necessary, to provide sufficient time for Purchaser to make such election. The failure by Purchaser to deliver the Election Notice within such ten (10) day calendar period shall be deemed an election not to terminate this Agreement. In the event that Purchaser does not elect to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect and unless the Seller shall have repaired the Property as herein described at the Closing, Seller shall assign to Purchaser all of Seller's right, title and interest in and to any and all proceeds of insurance on account of such damage or destruction, if any, and, if the casualty was an insured casualty, Purchaser shall receive a credit against the Purchase Price equal to the deductible amount under Seller's casualty insurance policy.

     12.4.  UNINSURED CASUALTY.

     In the event the Property is damaged or destroyed prior to the Closing Date and such damage or destruction (a) is caused by an uninsured casualty, and (b) would cost less than Five Hundred Thousand Dollars ($500,000.00) to repair or restore, then this Agreement shall remain in full force and effect and Purchaser shall acquire the Property upon the terms and conditions set forth herein. In such event, at Seller's election either (i) Purchaser shall receive a credit against the Purchase Price equal to the amount required to repair such damage or destruction, or (ii) if Seller reasonably determines that the damage or destruction can be repaired prior to Closing, Seller shall repair the Property to substantially the same condition as existed prior to the damage or destruction. In the event the Property is damaged or destroyed prior to the Closing Date by uninsured casualty and the cost of repair or restoration would equal or exceed Five Hundred Thousand Dollars ($500,000.00), then, notwithstanding anything to the contrary set forth above in this Section, Purchaser shall have the right, at its election, either (i) to terminate this Agreement, or (ii) proceed to close in accordance with the terms of this Agreement. Purchaser shall have ten (10) calendar days after Seller notifies Purchaser that an uninsured casualty has occurred to make such election by delivery to Seller of an Election Notice. The failure by Purchaser to deliver the Election Notice within such ten (10) calendar day period shall be deemed an election not to terminate this Agreement. In the event Purchaser does not elect to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect, and at the Closing, Purchaser shall receive a credit against the Purchase Price equal to the amount required to repair such damage or destruction but in no event shall such credit exceed Five Hundred Thousand Dollars ($500,000.00).

     12.5.  SELLER INSURANCE.

     Seller shall maintain or cause the tenant under the Space Lease to maintain the property insurance coverage currently in effect for the Property through the Closing Date, which coverage is listed on EXHIBIT Q. Seller shall not be obligated to assign to Purchaser any insurance policies in connection with the Property at the Closing.

     12.6.  RETURN OF DEPOSIT.

     If this Agreement is terminated pursuant to SECTIONS 12.1, 12.3 or 12.4 hereof, Seller shall cause the Escrow Agent to promptly return the Deposit together with any accrued interest thereon to Purchaser. Upon such return neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any Section herein which expressly provides that it shall survive the termination of this Agreement.

     12.7.  PRIMACY OF AGREEMENT.

     The provisions of this ARTICLE 12 supersede the provisions of any applicable statutory or decisional law with respect to the subject matter of this ARTICLE 12.

13. SELLER'S AND PURCHASER'S ACTIONS PRIOR TO THE CLOSING

     13.1.  NEW AGREEMENTS.

     Between the date hereof and the Closing Date, Seller shall not enter into any new service contract, equipment lease, lease, license, or occupancy agreement which would be binding on Purchaser at Closing without Purchaser's express prior written consent. Within ten (10) Business Days following the date of this Agreement, Purchaser shall notify Seller of those Service Contracts listed in EXHIBIT E attached hereto, and those Equipment Leases, if any, noted in EXHIBIT D attached hereto and made a part hereof that it does not desire to assume, and Seller shall send termination notices of such Service Contracts and Equipment Leases at or prior to Closing, provided that Seller shall have provided Purchaser with copies of all such Agreements by no later than the date hereof.

14. NEW LEASES

     14.1.  EXECUTION OF NEW LEASES.

     After the date of this Agreement, Seller shall not, without Purchaser's prior written consent in each instance enter into a new lease for space in the Real Property (a "NEW LEASE").

     14.2.  AMENDMENT.

     Without the prior written consent of Purchaser, which shall not be unreasonably withheld, no existing Space Lease shall be modified or amended.

15. NOTICES

     Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable national overnight delivery service with proof of delivery, or (c) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such address or to the attention of such other Person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the transmission provided that (i) an original of said facsimile is also sent to the intended addressee by means described in clauses (a), or (b) above, and (ii) if said facsimile is received by any party after 5:00 p.m. on any Business Day it shall be deemed received by said party on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notice given pursuant to this Agreement shall be as follows:

If to Seller:

     SPAULDING AND SLYE HAYDEN WOODS LLC
     c/o Spaulding and Slye Company
     255 State Street
     Boston, MA  02109
     Attention:  Mr. Peter A. Bailey
     TELEPHONE:  (617) 523-8000
     TELECOPIER: (617) 531-4295

With a copy to:

     Bernkopf, Goodman & Baseman, LLP
     125 Summer Street
     Boston, Massachusetts 02110
     ATTENTION:  David L. Doyle, Esq.
     TELEPHONE:  (617) 790-3000
     TELECOPIER: (617) 790-3300

IF TO PURCHASER:

     CUBIST PHARMACEUTICALS, INC.
     24 Emily Street
     Cambridge, MA  02139
     ATTENTION:  Mr. Tom Shea
     TELEPHONE:  (617) 576-4155
     TELECOPIER:  (617) 234-5592

With a copy to:

     Bingham Data LLP
     150 Federal Street
     Boston, MA 02110
     ATTENTION:  Henry S. Healy, Esq.
     TELEPHONE:  (617) 951-8271
     TELECOPIER: (617) 951-8736

16. TIME OF THE ESSENCE

     It is understood and agreed, any rule of law or equity to the contrary notwithstanding, that time is of the essence of each and every provision of this Agreement, whether or not so stated therein.

17. SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser and their respective legal representatives, designees, successors and assigns, PROVIDED THAT, except as provided in the next sentence, neither party may assign, pledge or otherwise transfer its rights and obligations hereunder without the prior written consent of the other party, which such party may withhold in its sole discretion, and, without limiting either party's other rights and remedies, any such assignment, pledge or transfer made without the prior written consent of the other party shall be void and of no force and effect. Notwithstanding the foregoing provisions, Purchaser shall have the right to assign its rights and obligations under this Agreement to an Affiliate of Purchaser, PROVIDED THAT (a) at least five (5) Business Days prior written notice thereof is given by Purchaser to Seller, identifying Purchaser's Affiliate by name and address, explaining the relationship by which such assignee is an Affiliate of Seller, (b) the assignee shall assume all of the obligations of Purchaser under the terms of this Agreement in writing, and (c) the originally named Purchaser shall remain liable to Seller for all obligations of the assignee under the terms of this Agreement.

18. MISCELLANEOUS PROVISIONS

     18.1.  MERGER.

     Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other of Seller's Documents by Seller and the acceptance thereof by Purchaser shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Purchaser and Seller to be performed hereunder.

     18.2.  ENTIRE AGREEMENT; WAIVER.

     This Agreement, together with Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the transaction provided for by this Agreement and all prior agreements (including, without limitation, any letter of intent), understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     18.3.  GOVERNING LAW.

     This Agreement shall be governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts.

     18.4.  CAPTIONS.

     The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

     18.5.  SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     18.6.  SEVERANCE.

     If any term or provision of this Agreement or the application thereof to any Persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     18.7.  COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

     18.8.  NO RECORDING.

     Seller and Purchaser each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Purchaser agrees not to file any notice of pendency or other instrument (other than a judgment filed by Purchaser in connection with Purchaser's enforcement of its rights hereunder) against any of the Property or any portion thereof in connection herewith.

     18.9.  ADDITIONAL DOCUMENTS.

     Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the transactions provided for by this Agreement; PROVIDED, HOWEVER, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

     18.10. INTERPRETATION.

     The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, or any amendment or Exhibit hereto.

     18.11. WAIVER OF JURY TRIAL.

     18.11.1.

     PURCHASER AND SELLER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY PURCHASER OR SELLER, WHETHER IN CONTRACT, TORT OR OTHERWISE, WHICH RIGHT OR CLAIM RELATES DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY DOCUMENTATION RELATED THERETO, OR ANY ACTS OR OMISSIONS IN CONNECTION WITH THIS AGREEMENT. THIS WAIVER HAS BEEN AGREED TO AFTER CONSULTATION WITH LEGAL COUNSEL SELECTED BY PURCHASER AND SELLER.

     This Waiver is agreed to:

          Purchaser's Initials ( )

          Seller's Initials    ( )

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf, under seal, the day and year first above written.

          SELLER:

          SPAULDING AND SLYE HAYDEN WOODS LLC

          By: Spaulding and Slye Real Estate Services Company, Inc., a Delaware
              corporation, its Managing Member


              By:    /s/ James B. Karman
                    ---------------------------------
              Name:  James B. Karman
                    -------------------------------
              Title: President
                    ------------------------------

          Taxpayer Identification No. 04-339-1286

          PURCHASER:

          CUBIST PHARMACEUTICALS, INC.

          By:    /s/ Thomas A. Shea
                ----------------------------------
          Name:  Thomas A. Shea
                ----------------------------------
          Title: CFO
                ----------------------------------

          Taxpayer Identification No. 22-319-2085

                                       Q-1